Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Offering Statement on Form 1-A POS of our report dated April 29, 2022, of Emerging Fuels Technology, Inc. relating to the audit of the financial statements for the period ending December 31, 2021 and 2020.

M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 12, 2022